interCLICK Announces Record Results and Accelerated Growth in Q3

Revenue Grows 150% Year-over-Year and 35% Sequentially
Supply Chain Efficiencies Lead to Record Gross Profit and EBITDA
Company Raises 2009 Full-Year Outlook and Issues Preliminary 2010 Guidance

NEW YORK – November 4, 2009 – interCLICK, Inc. (OTC.BB: INRK), the leading ad network in data and inventory transparency, announced today its results for the quarter ended September 30, 2009.  Earlier today, the Company announced that it has been granted approval to list its common stock on The NASDAQ Capital Market.  Effective with the commencement of trading on Thursday, November 5, 2009, interCLICK’s common stock will trade under the NASDAQ ticker symbol “ICLK.”

Summary Results
$ in millions (except per share amounts)

	Q3 2009	Q3 2008	Growth
Revenue	$14.4	$5.8	150%
Gross profit	$7.3	$1.7	315%
Gross margin	50.4%	30.3%

EBITDA	$1.4	$(0.8)	nm
Free Cash Flow	$1.4	$(1.0)	nm

Operating income (loss)	$0.7	$(1.4)	nm
Net earnings (loss)	$0.3	$(3.9)	nm
EPS	$0.01	$(0.20)	nm

See reconciliation of GAAP to non-GAAP measures on attached financial tables.

Revenue was $14.4 million, up 150% year-over-year and 35% sequentially, an acceleration from 26% sequential growth in the prior period. Growth was driven primarily by increased demand from existing advertisers as well as strong penetration into new key accounts.  The Company previously forecasted that revenue would exceed $12.5 million.

Gross profit margin was 50.4%, 20.1 percentage points higher than the year-ago-period and 5.6 percentage points higher sequentially.  Gross margin expansion continued to be driven by supply chain management improvements and efficiencies generated through the Company’s advanced proprietary technology platform.

NEW YORK              CHICAGO            LOS ANGELES             SAN FRANCISCO             WEST PALM BEACH
contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

EBITDA, a non-GAAP measure, was $1.4 million, compared to an EBITDA loss of $(0.8) million in the year-ago period and up 637% sequentially compared to $0.2 million. Free Cash Flow was $1.4 million, compared to negative Free Cash Flow of $(1.0) million in the year-earlier period and up 924% sequentially compared to $0.1 million.  Growth was driven by improved operating efficiencies leading to a reduction in operating expenses as a percentage of revenue versus the prior year period.

Operating income was $0.7 million, net income was $0.3 million, and EPS was $0.01 per share, compared to losses in the quarters ended September 30, 2008 and June 30, 2009.

“The third quarter was another outstanding quarter for interCLICK,” said Michael Mathews, interCLICK’s CEO.  “Our dedication to effective supply chain management continues to drive client satisfaction and differentiate us in the marketplace.  We look forward to ending the year strong and heading into 2010 with significant momentum.”

For the nine months ended September 30, 2009, interCLICK had revenue of $33.5 million, an increase of 139% compared to revenue of $14.0 million in the year-earlier period. The Company generated gross profit of $16.0 million, an increase of 336% compared to $3.7 million in the nine months ended September 30, 2008.  interCLICK recorded a net loss of $(0.7) million, or $(0.04) per share, compared to a net loss of $(11.4) million, or $(0.62) per share in the same nine months in 2008.

The Company ended the third quarter with cash and cash equivalents of $1.9 million. During the third quarter, the Company increased its credit facility with Crestmark Commercial Capital Lending LLC from $5.5 million to $7.0 million. As part of the amendment to the credit facility, Crestmark also agreed to reduce the monthly servicing fee the Company was previously paying from 0.575% to 0.375%, which translates to a 300 basis point reduction in the Company’s effective annualized cost of capital.

Business Outlook

interCLICK expects fourth quarter revenue to exceed $18 million, which would represent year-over-year growth of 110%, and EBITDA to exceed $1.5 million.  The Company raised its full year revenue forecast to more than $51 million, an increase of at least 125% compared to 2008, and full year EBITDA of at least $4 million. Previously, the Company had forecasted that full year revenue would exceed $44 million.

The Company announced preliminary guidance for 2010, including revenue growth of at least 55% to $80 million, and EBITDA of at least $9 million.

NEW YORK              CHICAGO            LOS ANGELES             SAN FRANCISCO             WEST PALM BEACH
contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

Conference Call

The Company will host a conference call to discuss its third quarter financial results and business outlook on Wednesday, November 4, 2009, at 4:30 p.m. (EST).  The conference call can be accessed by dialing toll-free (888) 819-8033 (U.S.) or (913) 312-0709 (international).  A live audiocast of the conference call can be accessed from the Company’s website at http://www.interclick.com/MarketWatchV2.aspx.  A replay of the audiocast will be available through December 3, 2009.

Reclassifications

Certain amounts in the accompanying financial tables have been reclassified to conform to the third quarter 2009 presentation.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. Company management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of the performance of our core cash operations. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management.

EBITDA. As is common in the industry, the Company uses EBITDA as a measure of performance to demonstrate operating income exclusive of interest, taxes, depreciation, and amortization including stock-based compensation. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes certain of its decisions based on EBITDA and Free Cash Flow. Since an outside investor may base its evaluation of the Company's performance on the Company's net income or loss, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net income or loss, income or loss from operations or any other measure for determining operating performance of liquidity, as determined under GAAP.

Free Cash Flow. Free Cash Flow measures EBITDA less capital expenditures. Management believes that Free Cash Flow provides meaningful information about the Company’s liquidity and future cash availability to fund its operations. A limitation of using Free Cash Flow versus the GAAP measure of net cash provided by operating activities is that the Free Cash Flow does not represent the total increase or decreases in the cash balance from operations for the period.

NEW YORK              CHICAGO            LOS ANGELES             SAN FRANCISCO             WEST PALM BEACH
contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

To comply with Regulation G of the Securities and Exchange Commission, interCLICK, Inc. attaches to this press release and will post to the Company's website (www.interclick.com) any reconciliations of certain non-GAAP measures to the nearest comparable GAAP measures that are presented in this press release.

About interCLICK

interCLICK, Inc. operates the interCLICK Network, an online advertising platform that combines advanced behavioral targeting with complete data and inventory transparency, allowing advertisers to identify and track their desired audience on an unprecedented level. interCLICK offers advanced proprietary demographic, behavioral, contextual, geographic and retargeting technologies across a network of name brand publishers to ensure the right message is delivered to a precise audience in a brand friendly environment. For more information about the interCLICK Network, visit http://www.interclick.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) including our expectations regarding revenue growth  and EBITDA for the fourth quarter and full year 2009, and preliminary guidance for 2010 including revenue growth and EBITDA. Additionally, words such as “seek,” “intend,” “believe,” “plan,” “estimate,” “expect,” “anticipate” and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the events or results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include the impact of intense competition, the continuation or worsening of current economic conditions and the condition of the domestic and global credit and capital markets. Further information on interCLICK’s risk factors is contained in its filings with the Securities and Exchange Commission, including the final prospectus dated August 31, 2009. interCLICK does not undertake any duty nor does it intend to update the results of these forward-looking statements.

Contact

Roger Clark, CFO
(646) 395-1776
roger.clark@interclick.com

Page 4 of 4 (Financial Tables Attached)

NEW YORK              CHICAGO            LOS ANGELES             SAN FRANCISCO             WEST PALM BEACH
contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

interCLICK, Inc.	For the Three	For the Three	For the Three	For the Three	For the Three	For the Three	For the Three
(formerly Customer Acquisition Network Holdings, Inc.)	Months Ended	Months Ended	Months Ended	Months Ended	Months Ended	Months Ended	Months Ended
Quarterly Consolidated Statements of Operations: 1Q08 to 3Q09	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008

Revenues	$14,395,236	$10,648,686	$8,423,291	$8,460,030	$5,756,707	$4,673,629	$3,561,967
Cost of revenue	7,141,926	5,882,655	4,474,279	5,304,078	4,011,020	3,488,190	2,830,807
Gross profit	7,253,310	4,766,031	3,949,012	3,155,952	1,745,687	1,185,439	731,160

Operating expenses:
Sales and marketing	2,317,245	1,734,354	1,416,522	892,187	886,511	1,127,515	429,749
General and administrative	3,383,752	2,928,162	1,709,193	2,366,567	1,881,513	2,010,278	2,221,568
Technology support	830,626	765,674	552,803	336,836	294,559	246,769	298,252
Amortization of intangible assets	49,760	49,760	49,760	104,570	104,571	104,630	104,738
Total operating expenses	6,581,383	5,477,950	3,728,278	3,700,160	3,167,153	3,489,192	3,054,308

Operating income/(loss) from continuing operations	671,927	(711,919)	220,734	(544,208)	(1,421,466)	(2,303,753)	(2,323,148)

Other income (expense):
Interest income	-	-	12	2,192	8,140	3,329	3,433
Loss on settlement of debt	-	-	-	-	-	(20,121)	-
Loss on sale of available-for-sale securities	-	(36,349)	-	-	(116,454)	-	-
Loss on disposal of fixed assets	-	-	-	1,750	(15,385)	-	-
Loss on change in warrant derivative liability	(124,211)	(159,294)	(72,767)	-	-	-	-
Interest expense	(245,854)	(126,681)	(113,592)	(103,413)	(189,382)	(534,887)	(698,616)
Total other income (expense)	(370,065)	(322,324)	(186,347)	(99,471)	(313,081)	(551,679)	(695,183)

Income/(loss) from continuing operations before income taxes	301,862	(1,034,243)	34,387	(643,679)	(1,734,547)	(2,855,432)	(3,018,331)

Income tax benefit	-	-	-	1,687,305	-	-	-

Equity in investee's loss, net of taxes	-	-	-	-	(404,103)	(249,128)	-

Income/(loss) from continuing operations	301,862	(1,034,243)	34,387	1,043,626	(2,138,650)	(3,104,560)	(3,018,331)

Discontinued operations:
Loss from discontinued operations, net of tax	-	-	-	752,292	(1,053,059)	(218,187)	(716,986)
Loss on sale of discontinued operations, net of tax	-	-	(1,220)	(2,448,147)	(498,554)	(624,981)	-
Net loss from discontinued operations	-	-	(1,220)	(1,695,855)	(1,551,613)	(843,168)	(716,986)

Net income/(loss)	301,862	(1,034,243)	33,167	(652,229)	(3,690,263)	(3,947,728)	(3,735,317)

Other comprehensive loss:
Loss on sale of available-for-sale securities	-	-	-	-	(197,704)	-	-
Net loss from discontinued operations		-	-	-	(197,704)	-	-

Comprehensive income/(loss)	$301,862	$(1,034,243)	$33,167	$(652,229)	$(3,887,967)	$(3,947,728)	$(3,735,317)

Loss per share from continuing operations - basic and diluted	$0.01	$(0.05)	$-	$0.06	$(0.12)	$(0.17)	$(0.17)
Loss per share from discontinued operations - basic and diluted	$-	$-	$-	$(0.09)	$(0.08)	$(0.04)	$(0.04)
Net loss per share - basic and diluted	$0.01	$(0.05)	$-	$(0.03)	$(0.20)	$(0.21)	$(0.21)

Weighted average shares outstanding - basic	20,628,033	19,164,938	18,922,584	18,922,584	18,904,109	18,470,345	17,973,167
Weighted average shares outstanding - diluted	22,399,838	19,164,938	18,969,631	18,922,584	18,904,109	18,470,345	17,973,167

Reconciliation of non-GAAP results of operations measures to nearest comparable GAAP measures.

Operating income/(loss) from continuing operations	671,927	(711,919)	220,734	(544,208)	(1,421,466)	(2,303,753)	(2,323,148)
Stock-based compensation	600,141	777,173	576,570	524,160	439,768	503,090	474,173
Amortization of intangible assets	49,760	49,760	49,760	104,570	104,571	104,630	104,738
Depreciation	77,917	74,978	72,386	72,817	66,448	49,476	56,747
EBITDA	1,399,745	189,992	919,450	157,339	(810,679)	(1,646,556)	(1,687,490)

Capital expenditures	(12,968)	(54,620)	(19,263)	(34,458)	(151,398)	(42,589)	(128,561)

Free Cash Flow	1,386,777	135,372	900,187	122,881	(962,077)	(1,689,145)	(1,816,051)

interCLICK, Inc.
(formerly Customer Acquisition Network Holdings, Inc.)
Consolidated Balance Sheet: 1Q08 to 3Q09	Sept. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Assets

Current assets:
Cash and cash equivalents	$1,929,094	$2,784,986	$191,002	$183,871	$611,189	$448,024	$1,142,369
Accounts receivable, gross	14,734,371	10,434,167	8,651,433	7,545,311	5,049,037	3,625,713	2,549,594
Allowance for doubtful accounts	(258,100)	(185,032)	(216,532)	(425,000)	(345,208)	(201,248)	(150,000)
Accounts receivable, net of allowance	14,476,271	10,249,135	8,434,901	7,120,311	4,703,829	3,424,465	2,399,594
Note receivable	-	-	-	-	-	1,000,000	-
Due from factor	1,114,698	1,034,712	798,424	637,705	-	-	-
Prepaid expenses and other current assets	373,505	372,187	186,851	94,164	205,796	43,291	78,329
Total current assets	17,893,568	14,441,020	9,611,178	8,036,051	5,520,814	4,915,780	3,620,292

Property and equipment, net	458,483	523,432	543,790	596,913	633,523	570,799	583,845
Intangible assets, net	460,833	510,593	560,353	610,113	714,683	819,254	923,883
Goodwill	7,909,571	7,909,571	7,909,571	7,909,571	7,909,571	7,909,571	7,909,571
Investment in OPMG	728,572	728,572	1,650,000	1,650,000	1,694,000	3,500,872	-
Deferred deferred debt issue costs, gross	40,000	40,000	40,000	40,000	-	-	91,437
Accumulated amortization	(31,639)	(28,250)	(21,111)	(6,667)	-	-	(60,959)
Deferred debt issue costs, net	8,361	11,750	18,889	33,333	-	-	30,478
Deferred acquisition costs	-	-	-	-	-	-	-
Other assets	192,179	191,664	191,664	191,664	211,943	105,602	66,937
Assets held for sale - discontinued operations	-	-	-	-	-	-	8,302,381

Total assets	$27,651,567	$24,316,602	$20,485,445	$19,027,645	$16,684,534	$17,821,878	$21,437,387

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$7,508,531	$6,372,241	$5,123,171	$5,288,807	$3,937,095	$2,711,468	$2,434,127
Line of credit	5,559,011	5,160,291	3,992,119	3,188,425	-	-	-
Senior secured notes payable, net of debt discount	-	-	-	-	-	1,652,754	4,549,164
Note Payable, current portion	-	288,500	400,000	400,000	1,300,000	-	-
Settlement payable	-	-	-	248,780	1,090,230	-	-
Accrued expenses	1,688,013	603,501	599,915	310,685	610,390	1,602,154	1,137,981
Warrant derivative liability	267,789	143,578	492,781	-	-	-	-
Deferred Revenue	151,465	143,548	95,098	9,972	100,935	83	-
Accrued interest expense	6,296	5,028	22,866	16,948	1,068	121,964	101,470
Capital lease obligation, current portion	10,239	10,098	9,959	10,615	10,319	10,319	9,290
Deferred rent, current portion	3,207	2,906	2,605	-	-	-	-
Total current liabilities	15,194,551	12,729,691	10,738,514	9,474,232	7,050,037	6,098,742	8,232,032

Deferred rent	83,062	81,047	79,033	-	-	-	-
Capital lease obligation	1,763	4,376	6,953	82,191	10,286	14,474	17,791
Deferred tax liability	-	-	-	-	-	-	-
Liabilities held for sale - discontinued operations	-	-	-	-	-	-	768,631
Total liabilities	15,279,376	12,815,114	10,824,500	9,556,423	7,060,323	6,113,216	9,018,454

Stockholders’ equity (deficit)
Common Stock, $0.001 par value	20,645	20,611	18,923	18,923	18,923	18,823	18,090
Additional paid-in capital	27,926,168	27,357,362	23,620,613	24,908,509	24,409,269	22,756,772	19,468,803
Accumulated other comprehensive loss	(1,061,354)	(1,061,354)	(197,704)	(197,704)	(197,704)	-	-
Deferred equity-based expense	-	-	-	-	-	(150,919)	(99,676)
Accumulated deficit	(14,513,268)	(14,815,130)	(13,780,887)	(15,258,506)	(14,606,277)	(10,916,014)	(6,968,284)
Total stockholders’ equity	12,372,191	11,501,488	9,660,945	9,471,222	9,624,211	11,708,662	12,418,933

Total liabilities and stockholders’ equity	$27,651,567	$24,316,602	$20,485,445	$19,027,645	$16,684,534	$17,821,878	$21,437,387

interCLICK, Inc.
(formerly Customer Acquisition Network Holdings, Inc.)	For the	For the	For the	For the	For the	For the	For the
Consolidated Statement of Cash Flows: 1Q08 to 3Q09	Nine Months Ended	Six Months Ended	Three Months Ended	Year Ended	Nine Months Ended	Six Months Ended	Three Months Ended
	Sept. 30, 2009	Jun. 30. 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Cash flows from operating activities:
Net income (loss)	$(699,214)	$(1,001,076)	$33,167	$(12,025,539)	$(11,373,310)	$(7,683,047)	$(3,735,317)
Add back loss from discontinued operations	1,220	1,220	1,220	4,807,622	3,111,767	1,560,154	716,986
Income (loss) from continuing operations	(697,994)	(999,856)	34,387	(7,217,917)	(8,261,543)	(6,122,893)	(3,018,331)
Adjustments to reconcile income (loss) from continuing
operations to net cash used in operating activities:
Stock-based compensation	1,953,884	1,353,743	576,570	3,063,009	1,441,240	976,553	474,174
Change in fair value of warrant derivative liability	356,272	232,061	72,767	-	-	-	-
Amortization of debt discount	12,000	500	-	1,239,061	1,239,061	1,118,242	676,248
Equity method pick up from investment	-	-	-	653,231	653,231	249,128	-
Amortization of intangible assets	149,280	99,520	49,760	418,508	313,938	209,367	104,738
Provision for bad debts	(87,084)	(160,392)	(207,767)	414,737	252,236	102,236	4,800
Depreciation	225,282	147,364	72,386	245,489	172,671	106,223	53,461
Common stock issued for services	-	-	-	-	-	-	-
Amortization of deferred equity based expense	-	-	-	-	-	-	-
Loss on sale of marketable securities	36,349	36,349	-	116,454	116,454	-	-
Write off of deferred acquisition costs	-	-	-	96,954	96,954	96,954	96,954
Amortization of debt issue costs	24,972	21,583	14,444	44,172	77,505	77,505	47,027
Loss on settlement of debt	-	-	-	20,121	20,121	20,121	-
Loss on disposal of property and equipment	-	-	-	13,635	15,385	-	-
Changes in operating assets and liabilities:
Accounts receivable	(7,268,876)	(2,968,432)	(1,106,823)	(4,144,746)	(1,565,763)	(136,399)	985,908
Prepaid expenses and other current assets	(155,341)	(107,523)	(92,687)	(38,414)	(150,046)	12,459	(22,579)
Other assets	(515)	-	-	(124,727)	(145,006)	(38,665)	-
Accounts payable	2,219,724	1,083,434	(165,636)	2,843,814	1,492,102	211,864	(65,477)
Accrued expenses	1,377,328	292,816	289,230	(736,034)	(436,329)	53,989	(188,441)
Accrued interest	2,614	1,346	5,918	(19,225)	(35,105)	85,791	65,297
Deferred rent	13,573	11,257	8,942	72,696	-	-	-
Deferred revenue	141,493	133,576	85,126	9,972	100,935	83	-
Net cash used in operating activities	(1,697,039)	(822,654)	(363,383)	(3,029,210)	(4,601,959)	(2,977,442)	(786,221)

Cash flows from investing activities:
Purchases of property & equipment	(86,852)	(73,883)	(19,263)	(357,006)	(322,548)	(177,991)	(138,275)
Proceeds from sales of property & equipment	-	-	-	13,000	13,000	13,000	13,000
Acquisition of business, net of cash acquired	-	-	-	-	-	-	-
Proceeds from sales of marketable securities	21,429	21,429	-	1,078,000	1,034,000	-	-
Deferred acquisition costs	-	-	-	(10,619)	(10,619)	(10,619)	(10,619)
Net cash provided by investing activities	(65,423)	(52,454)	(19,263)	723,375	713,833	(175,610)	(135,894)

Cash flows from financing activities:
Proceeds from issuance of notes payable	-	-	-	1,300,000	1,300,000	-	-
Principal payments on notes payable	(400,000)	(100,000)	-	(5,423,573)	(4,523,573)	(2,750,000)	-
Proceeds from common stock and warrants issued for cash	2,257,000	2,257,000	-	2,912,500	2,912,500	2,536,500	475,000
Proceeds from line of credit, net	1,893,593	1,574,859	642,975	2,550,720	-	-	-
Debt issue costs	-	-	-	-	-	-	-
Proceeds from convertible promissory notes	-	-	-	-	-	-	-
Proceeds from issuance of common stock to founders	-	-	-	-	-	-	-
Proceeds from exercise of options and warrants	15,200	-	-	-	-	-	-
Principal payments on capital leases	(8,108)	(5,636)	(3,198)	(8,497)	(8,002)	(3,814)	(1,526)
Net cash provided by financing activities	3,757,685	3,726,223	639,777	1,331,150	(319,075)	(217,314)	473,474

Cash flows from discontinued operations:
Cash flows from operating activities	-	-	-	(1,933,382)	(1,563,145)	(1,251,172)	(435,553)
Cash flows from investing activities-acquisition	-	-	-	(1,885,624)	(1,885,624)	(1,605,921)	(1,648,920)
Cash flows from investing activities-divestiture	(250,000)	(250,000)	(250,000)	1,302,079	4,591,676	3,000,000	-
Net cash used in discontinued operations	(250,000)	(250,000)	(250,000)	(2,516,927)	1,142,907	142,907	(2,084,473)

Net (decrease) increase in cash and cash equivalents	1,745,223	2,601,115	7,131	(3,491,612)	(3,064,294)	(3,227,459)	(2,533,114)

Cash and cash equivalents at beginning of period	183,871	183,871	183,871	3,675,483	3,675,483	3,675,483	3,675,483

Cash and cash equivalents at end of period	$1,929,094	$2,784,986	$191,002	$183,871	$611,189	$448,024	$1,142,369